Exhibit 99.1

WRIKE, INC.

Amended and Restated 2013 Stock Plan

(Amended and Restated and assumed by Citrix Systems, Inc.)

1.    Purposes of the Plan. The purposes of this Amended and Restated 2013 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan are non-statutory Options.

The Plan, as amended and restated, is being assumed by the Company pursuant to that certain Agreement and Plan of Merger by and among the Company, Wrangler, Wallaby Merger Sub, LLC and Vista Equity Partners Management, LLC, dated January 16, 2021 (the “Merger Agreement”), and shall be effective immediately prior to and contingent upon the Closing (as defined in the Merger Agreement). The Plan is amended and restated in accordance with Listing Rule 5635(c)(3) and the related interpretive material in IM-5635-1 for purposes of assumption by the Company and does not make any amendments that would require shareholder approval from the Company’s shareholders pursuant to those regulations.

2.    Definitions. As used herein, the following definitions shall apply:

(a)    “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, business trust or other entity controlling, controlled by or under common control with the Company.

(b)    “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Options are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(c)    “Award” means any award of an Option under the Plan.

(d)    “Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Change of Control” means (i) consummation of a merger or consolidation of the Company with or into another Person; (ii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other Persons in a single transaction or series of related transactions, unless, in the case of foregoing clauses (i) and (ii), securities possessing more than 50% of the total combined voting power of the survivor’s or acquirer’s outstanding securities (or the securities of any parent thereof) are held by a Person or Persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction; (iii) any Person or group of Persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (a) the Company or an Affiliate, (b) an employee benefit plan of the Company or any of its Affiliates, (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (d) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) Persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any Person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such Person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; (v) any other acquisition of the business of the Company in which a majority of the Board votes in favor of a decision that a Change of Control has occurred within the meaning of the Plan; or (vi) the approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company.

(g)    “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(h)    “Committee” means the Compensation Committee of the Board. For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee or committees of the Board, as applicable).

(i)    “Common Stock” or “Stock” means the common stock, par value $0.001 of the Company, subject to adjustments pursuant to Section 9 below.

(j)    “Company” means Citrix Systems, Inc.

(k)    “Consultant” means any person or entity, including an advisor but not an Employee, that renders, or has rendered, services to Wrangler or a Subsidiary and is compensated for such services, and any Director whether compensated for such services or not.

(l)    “Director” means a member of the Board.

(m)    “Disability” means with respect to a Participant, the Participant becoming eligible to receive benefits under the Company’s or an Affiliate’s then current long-term disability plan applicable to the Participant.

(n)    “Effective Date” means the date of the Closing (as defined in the Merger Agreement).

(o)    “Employee” means any person employed by Wrangler or any Subsidiary with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Stock on any given date shall be the last sale price for the Stock as reported on the Nasdaq Global Select Market or another national securities exchange for that date or if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

(r)    “Listing Rules” shall mean the applicable rules and regulations pursuant to the Nasdaq Marketplace Rules, or the rules of another national securities exchange on which the shares of Stock are listed, quoted or traded, in effect from time to time.

(s)    “Option” means a stock option granted pursuant to the Plan.

(t)    “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Committee, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(u)    “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(v)    “Optionee” means an Employee or Consultant who receives an Option.

(w)    “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(x)    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(y)    “Plan” means this Amended and Restated 2013 Stock Plan.

(z)    “Reserved Share Limit” means the number of Shares issuable pursuant to all Substituted Options (as defined in the Merger Agreement) outstanding under the Plan as of the Effective Date, determined in accordance with Section 1.6 of the Merger Agreement.

(aa)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(bb)    “Share” means a share of Common Stock, as adjusted in accordance with Section 9 below.

(cc)    “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(dd)    “Subsidiary” means any corporation (other than Wrangler) in an unbroken chain of corporations beginning with Wrangler if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ee)    “Wrangler” means Wrangler Topco, LLC.

3.    Stock Subject to the Plan. Subject to the provisions of Section 9 below, the maximum aggregate number of Shares that may be issued under the Plan is the Reserved Share Limit. If an Award should expire or become unexercisable for any reason without having been exercised in full, it shall no longer be issuable under the Plan. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued but shall no longer be issuable under the Plan.

4.    Administration of the Plan.

(a)    General. The Plan shall be administered by the Committee. The Plan may be administered by different administrative bodies with respect to different classes of Participants.

(b)    Powers of the Committee. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Committee shall have the authority, in its sole discretion:

(i)    to determine the Fair Market Value in accordance with Section 2(q) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii)    to determine the number of Shares to be covered by each Award;

(iii)    to approve the form(s) of agreement(s) and other related documents used under the Plan;

(iv)    to determine and modify the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions (which may differ among individual Awards) include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised, the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award,;

(v)    to amend any outstanding Award or agreement related to any Optioned Stock, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

(vi)    to approve addenda pursuant to Section 18 below or to grant Awards to, or to modify the terms of, any outstanding Option Agreement or any agreement related to any Optioned Stock held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences;

(vii)    subject to Section 7(a), to extend at any time the period in which Options may be exercised;

(viii)    to construe and interpret the terms of the Plan, any Option Agreement, and any agreement related to any Optioned Stock, which constructions, interpretations and decisions shall be final and binding on all Participants; and

(ix)    to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and the Participants.

(c)    Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

5.    Eligibility.

(a)    Recipients of Grants. From and after the Effective Date, no further Awards shall be granted under the Plan.

(b)    Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or other service relationship terminates.

(c)    No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Wrangler, its Subsidiary or an Affiliate), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (Wrangler’s, its Subsidiary’s or an Affiliate’s) right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.    Term of Plan. The Plan shall continue in effect until 11:59:59 PM on February 23, 2028 unless sooner terminated under Section 13 below.

7.    Options.

(a)    Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(b)    Option Exercise Price and Consideration.

(i)    Exercise Price. The exercise price per share for the Stock covered by an Option granted pursuant to this Section 7 shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.

(c)    Exercise of Option.

(i)    General.

(1)    Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements with respect to the Company, and Wrangler, its Subsidiary or an Affiliate, and/or the Optionee.

(2)    Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(3)    Procedures of Exercise. Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company or its agent, specifying the number of shares to be purchased. Payment of the exercise price may be made by one or more of the following methods to the extent provided in the Option Agreement:

a.    In cash, by certified or bank check or other instrument acceptable to the Committee;

b.    Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

c.    By the Participant delivering to the Company or its agent a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the exercise price; provided that in the event the Participant chooses to pay the exercise price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee or its delegates shall prescribe as a condition of such payment procedure; or

d.    By a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the Participant on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the Participant (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full exercise price for such Shares and the fulfillment of any other requirements contained in the Option Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Participant). In the event a Participant chooses to pay the exercise price by previously-owned Shares through the attestation method, the number of Shares transferred to the Participant upon the exercise of the Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options may be permitted through the use of such an automated system.

(4)    Rights as Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock is issued, except as provided in Section 9 below.

(ii)    Termination of Continuous Service Status. The Committee shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Committee at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:

(1)    General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to this Section 7).

(2)    Termination other than Upon Disability or Death. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in the subsections (3) and (4) below, such Optionee may exercise any outstanding Option at any time within 90 days following such termination to the extent the Optionee is vested in the Optioned Stock.

(3)    Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within 6 month(s) following such termination to the extent the Optionee is vested in the Optioned Stock.

(4)    Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within 90 days following termination of the Optionee’s Continuous Service Status, the Option may be exercised by any beneficiaries designated by the Optionee, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within 6 month(s) following the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in the Optioned Stock.

8.    Taxes.

(a)    Payment by Participant. Upon the occurrence of any applicable taxable event related to an Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any U.S. and non-U.S. federal, state, or local taxes of any kind required by law to be withheld by the Company or an Affiliate with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b)    Withholding in Stock. Subject to approval by the Committee, any required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

9.    Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)    Changes in Capitalization. Subject to Section 9 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the exercise price for each share subject to any then outstanding Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Options) as to which such Options remain exercisable. The Committee shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

(c)    Mergers and Other Transactions.

(i)    In the case of and subject to the consummation of a Change of Control, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards on an equitable basis with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree, the Fair Market Value of which (as determined by the Committee in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Stock subject to such Awards immediately preceding the Change of Control. To the extent the parties to such Change of Control do not provide for the assumption, continuation or substitution of Awards, as of the effective time of the Change of Control, the Plan and all outstanding Awards granted shall terminate, and, except as the Committee may otherwise specify with respect to particular Awards in the relevant Award Agreement, all Options that are not exercisable immediately prior to the effective time of the Change of Control shall become fully exercisable as of the effective time of the Change of Control.

(ii)    In addition to or in lieu of the foregoing, with respect to outstanding Options, the Committee may, on the same basis or on different bases as the Committee shall specify, upon written notice to the affected Participants, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Committee in its sole discretion) for the shares subject to such Options over the exercise price thereof.

(iii)    Notwithstanding anything to the contrary herein, the Committee may, in its sole discretion, provide that all Options that are not exercisable immediately prior to the effective time of a Change of Control shall become fully exercisable as of the effective time of the Change of Control. In such case, such Awards shall become exercisable in full prior to the consummation of the Change of Control at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the Change of Control, they shall terminate at such time as determined by the Committee.

(iv)    Notwithstanding anything to the contrary herein, in the event of an involuntary termination of a Participant’s employment or other service relationship for any reason other than death, Disability or Cause within six months following the consummation of a Change of Control, any Awards of the Participant assumed or substituted in the Change of Control which are subject to vesting conditions shall accelerate in full. All such accelerated Awards of the Participant shall be exercisable for a period of one year following termination, but in no event after the expiration date of such Award. As used in this Section 9(c)(iv) only, “Cause” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner.

10.    Non-Transferability of Awards.

(a)    General. Except as set forth in this Section 10, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 10.

(b)    Limited Transferability Rights.

(i)    Transferability. Except as provided in Section 10(b)(ii) below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant, or by the Participant’s legal representative or guardian in the event of the Participant’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a

Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(ii)    Committee Action. Notwithstanding Section 10(b)(i), the Committee, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the Participant (who is an employee or director) may transfer his or her Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a Participant for value.

(iii)    Family Member. For purposes of Section 10(b)(ii), “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

11.    Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination granting such Award, or such other date as is determined by the Committee.

12.    Termination of Employment, Transfer, Leave of Absence, Etc.

(a)    Effect of Termination of Employment, Etc. Unless the Committee, in its sole discretion shall at any time determine otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (i) any outstanding Option of the Participant shall cease to be exercisable in any respect not later than six months following that event or such other period of time set forth in the applicable Award Agreement and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (ii) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.

(b)    Effect of Leaves and Transfers. For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)    a transfer to the employment of the Company or an Affiliate from Wrangler or its Subsidiaries or from the Company to an Affiliate, or from one Affiliate to another; or

(ii)    an approved leave of absence for any purpose approved by the Company or an Affiliate or any leave of absence during which the Participant’s right of employment is guaranteed by statute or contract; provided, however, that unless the Committee (and any delegate thereof) provides otherwise, vesting of awards granted hereunder will be suspended one hundred eighty (180) days after the commencement of an unpaid leave of absence, unless such suspension is not permitted by Applicable Laws.

13.    Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required. Except as provided in Section 9, without prior stockholder approval, in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants at an exercise price that is less than the original exercise price of such Stock Option or cancellation of Stock Options in exchange for cash. Nothing in this Section 13 shall limit the Committee’s authority to take any action permitted pursuant to Section 9.

14.    Delivery of Stock Certificates and Compliance with Laws and Regulations. Stock certificates to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the Participant by electronic mail (with proof of receipt) or by United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel (to the extent the Committee deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, Listing Rules. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee..

15.    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

16.    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the Citrix Systems, Inc. Executive Compensation Recovery Policy adopted on December 14, 2016, as may be amended from time to time, and any other clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property in appropriate circumstances.

17.    Arbitration and Class Action Waiver. Any dispute or claim relating to or arising out of this Plan, any Award and/or any actions taken thereunder, to the fullest extent permitted by law, shall be fully and finally resolved by confidential, binding arbitration by a single, neutral arbitrator agreed upon by the Participant and the Company. The arbitration shall be held in the county where the Company has an office at which the applicable Participant provides services (for remote Participants, the nearest county where the Company has an office) or any other locale to which the parties jointly agree. If the parties cannot agree upon an arbitrator, the arbitrator shall be a JAMS neutral selected in accordance with the then-current Employment Arbitration Rules & Procedures of JAMS (which are available at www.jamsadr.com), and the arbitration shall be conducted in accordance with those rules and procedures. The parties each waive their respective rights to have any such disputes/claims tried by a judge or a jury. The arbitrator shall permit adequate discovery and shall be empowered to award all remedies otherwise available in a court of competent jurisdiction, and any judgment rendered by the arbitrator may be entered by any court of competent jurisdiction. The arbitrator shall issue a written award setting forth the essential findings and conclusions on which the award is based. Other than an amount equal to the fee for filing such an action in the local state court, which amount the Participant shall pay toward the costs of the arbitration, the Company shall bear the costs of the arbitration, including the JAMS administrative fees and the arbitrator’s fees. Each party shall otherwise bear its own respective attorneys’ fees and costs of the arbitration, except to the extent otherwise provided by law and awarded by the arbitrator. The Participant and the Company agree that each may bring claims against the other only in an individual capacity, and not as a plaintiff or class member in any purported class action or other representative proceeding.

18.    Addenda. The Committee may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of maintaining Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.